UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

December 27, 2016 (December 22, 2016)

Date of report (Date of earliest event reported)

HERITAGE GLOBAL INC.

(Exact Name of Registrant as Specified in its Charter)

FLORIDA

(State or Other Jurisdiction of

Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

12625 High Bluff Drive, Suite 305, San Diego, CA 92130

(Address of Principal Executive Offices)

(858) 847-0656

(Registrants Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Item 1.02Termination of a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 22, 2016, Heritage Global Inc. (the “Company”) repaid $0.6 million of outstanding principal, plus accrued interest, on the related party loan previously entered into with both the Company’s Chief Executive Officer, Ross Dove (the “CEO”) and an entity owned by the CEO and the President and Chief Operating Officer, Kirk Dove (the “COO”) (the “Entity”), and terminated the loan agreement.  There were no early termination penalties or other fees incurred by the Company.  For further information about the loan agreement refer to the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 4, 2016.

On December 23, 2016, the Company entered into a secured promissory note for a revolving line of credit (the “Agreement”) with the Entity.

Under the terms of the Agreement, the Entity extended a line of credit to the Company with an aggregate borrowing capacity of $1.5 million.  Interest under the Agreement is charged at a variable rate.  Aggregate loans under the Agreement up to $1.0 million incur interest at a variable rate per annum based on the rate charged to the Entity by its bank plus 2.0%.  Amounts outstanding at any time in excess of $1.0 million incur interest at 8.0% per annum.  The promissory note matures at the earlier of (i) three years from the date of the Agreement, (ii) the termination of the Entity’s line of credit with its bank, or (iii) forty-five (45) days following the date the Company closes a new credit facility with a financial institution.  Principal under the Agreement is available on demand with written request to the Entity, if Entity determines in its reasonable discretion that the disbursement is reasonable and necessary.

The Company will pay the Entity an annual commitment fee equal to 1.0% of the maximum borrowing capacity, paid monthly.  The Entity will also be entitled to receive a share of the profits, and be liable for a share of the losses, incurred in connection with principal transactions that are both undertaken by the Company on or after January 1, 2017, and consummated on or prior to the maturity date.

Proceeds from the line of credit are expected to be used to fund the Company’s operations.  The Agreement contains no financial covenants.  The Agreement provides the Entity with a first priority secured position on the Company’s assets.

This summary is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Loan Agreement between Heritage Global Inc. and the Dove Holdings Corporation, effective as of December 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heritage Global Inc.

Date: December 27, 2016	By:	/s/ Scott A. West
	Name:	Scott A. West
	Title:	Chief Financial Officer